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                                                                  Exhibit T3B-35

                                                                       EXHIBIT A

                                     BY-LAWS

                                       OF

                  NEW MARTINSVILLE HYDRO-OPERATIONS CORPORATION

                     (hereinafter called the "Corporation")

                  In these By-Laws, references to the Articles of Incorporation mean the provisions of the Articles of Incorporation (as that term is defined in the West Virginia Corporation Act) of the Corporation as from time to time in effect, and references to these By-Laws or to any requirement or provision of law mean these By-Laws or such requirement or provision of law from time to time in effect.

                                    ARTICLE I

                                     OFFICES

                  Section 1. Registered Office. The registered office of the Corporation shall be CT Corporation System, 1200 Charleston National Plaza, Charleston, West Virginia 25301.

                  Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of West Virginia the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. Annual Meetings. The Annual Meeting of stockholders (the Meeting") shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. No publication of the notice of meeting shall be required. A stockholder may waive the notice of meeting by attendance at the meeting, either in person or by proxy, either before or after the meeting, or as provided in Article VI of these By-Laws.

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                  Section 3. Special Meetings. Unless otherwise prescribed by law or by the Articles of Incorporation, Special Meetings of stockholders (individually, "Special Meeting" and collectively, "Special Meetings", or any purpose or purposes, may be called at any time by the Board of Directors, the President or the Secretary and shall be called by any such officer at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of the Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten
(10) nor more than sixty days (60) before the date of the meeting to each stockholder entitled to vote at such meeting. No publication of the notice of meeting shall be required. A stockholder may waive the notice of meeting by attendance at the meeting, either in person or by proxy, either before or after the meeting, or as provided in Article VI of these By-Laws.

                  Section 4. Record Date. The Board of Directors may fix a date, not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of the stockholders, as a Record Date for determination of stockholders entitled to notice of, or to vote at, such meeting. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.

                  Section 5. Quorum. Except as otherwise provided by law or by the Articles of Incorporation, the recordholders of a majority of the capital stock issued and outstanding and entitled to vote at any meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.

                  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

                  Section 6. Voting. Unless otherwise required by law, the Articles of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one (1) vote for each share of the stock of the Corporation entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three (3) years from its date, unless such proxy provided for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

                  Section 7. Consent of stockholders in Lieu of Meeting. Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any Annual or

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Special Meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a unanimous consent in writing, setting forth the action so taken, shall be signed by all the holders of outstanding stock who would have been entitled to vote upon the action if such meeting were held. Prompt notice of taking the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                  Section 8. List of stockholders Entitled to Vote. The officer of the Corporation who has charge of the stockledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders as of the Record Date entitled to vote at the meeting, arranged in alphabetical order and Showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

                  Section 9. Stock Ledger. The stockledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stockledger, the list required by Section 8 of this Article or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                                   ARTICLE III

                                    DIRECTORS

                  Section 1. Number and Election of Directors. The business and affairs of the Corporation shall be managed by the Board of Directors. Initially, the number of directors on the Board of Directors shall be one (i) and thereafter such number of directors may be increased or decreased from time to time by resolution by the Board of Directors, but in no event shall the number of directors be more than seven (7). No decrease by the Board of Directors shall have the effect of shortening the term of any incumbent director. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at the Annual Meeting, and each director so elected shall hold office for the full term to which he shall have been elected and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. A director need not be a stockholder of the Corporation or a resident of the State of West Virginia.

                  Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by (i) an affirmative vote of a majority of the remaining directors then in office, though less than a quorum of the Board of Directors, or (ii) by a sole remaining director, or (iii) by a majority vote of the holders of record shares of stock issued and outstanding and entitled to vote. Any directors so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such directors' successors are duly elected and qualified, or until their earlier resignation or removal.

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                  Section 3. Duties and Powers. The business, affairs and
property of the Corporation shall be managed by or under the directorship of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

                  Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, or the President. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) notice or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

                  Section 5. Quorum. Except as may be otherwise specifically provided by law, the Articles of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 6. Actions of Board. Unless otherwise provided by the Articles of Incorporation or these, By-laws any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may betaken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                  Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Articles of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meetings.

                  Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum,

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may unanimously appoint another member of the Board of Directors to act at the meeting in place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

                  Section 9. Reimbursement of Expenses. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. No such reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like reimbursement for attending committee meetings.

                  Section 10. Removal. Unless otherwise provided by law, directors may be removed, with or without cause, at a Meeting of Shareholders called expressly for that purpose by a vote of a majority of the shares then entitled to vote at an election of directors.

                                   ARTICLE IV

                                    OFFICERS

                  Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a President, a Treasurer and a Secretary. The Board of Directors, in its discretion, may also choose a chairman of the Board of Directors (who must be a director, and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, except the offices of President and Secretary unless otherwise allowed or prohibited by law, the Articles of Incorporation, or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board Directors, need such officers be directors of the Corporation.

                  Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of stockholders shall select the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until the earlier of their resignation or removal. Any officers elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

                  Section 3. Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Chairman of the Board, if there is one, shall have such duties as may be assigned to him by the Board of Directors and shall preside at meetings of the Board of Directors and at meetings of the stockholders. The President shall be the chief executive officer of the Corporation and shall have the general supervision over the business, affairs and property of the Corporation.

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The Secretary and the Assistant Secretary, if any, of the Corporation shall record all proceedings at meetings and actions in writing of stockholders, directors and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board of Directors may assign. The Treasurer shall have the custody of the corporate funds and securities and shall keep, or cause to be kept, full and accurate account of receipts and disbursements in books belonging to the Corporation and shall depositor to be deposited all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse or cause to be disbursed the funds of the Corporation as may be ordered by the Board of Directors, the President or such other officer as the President may from time to time designate, taking proper vouchers for such disbursements.

                  Section 4. Removal. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in an office may be filled by the Board of Directors or a duly designated committee of the Board of Directors.

                  Section 5. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name and on behalf of the Corporation by the President or any Vice President and the Secretary, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of securityholders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

                                    ARTICLE V

                                      STOCK

                  Section 1. Form of Certificates. The shares of stock of the Corporation shall be represented by certificates of stock, signed in the name of the Corporation (i) by the President or a Vice President, and (ii) by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares of stock in the Corporation owned by the holder named in the certificate.

                  Section 2. Signatures. When a certificate is countersigned by
(i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the mailing of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the

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issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as may Direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                  Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

                  Section 5. Beneficial Owners. The Corporation shall been titled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI

                                     NOTICES

                  Section 1. Notices. Whenever written notice is required by law, the Articles of Incorporation or these By-Laws to be given to any director, member of a committee or stockholder, such notice shall be in writing and may be delivered by mail, addressed to such director, member of a committee, or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, telecopier or cable.

                  Section 2. Waivers of Notice. Whenever any notice is required by law, the Articles of Incorporation, or these By-Laws to be given to any director, member of a committee, or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                  Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any

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such reserve.

                  Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                  Section 4. Corporate Seal. The Corporate Seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, West Virginia." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  Section 1. Right to Indemnification. The Corporation may indemnify any person to the fullest extent permitted by applicable law and such greater extent as applicable law may thereafter permit. The rights of an Indemnitee provided under the preceding sentence shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by
Section 31-1-9 of the West Virginia Corporation Act.

                  Section 2. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under West Virginia law.

                  Section 3. Indemnity Agreements. The Corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers, employees and agents as the Board may designate, such indemnity agreements to provide in substance that the Corporation will indemnify such persons to the full extent contemplated by this Article.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 1. Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted, by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be. All such alterations, amendments, repeals or adoptions must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the Board of Directors then in office.

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